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The Board of Directors
American Real Estate Partners, L.P.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                               /s/  KPMG Peat Marwick LLP
                                               -----------------------------
                                               KPMG Peat Marwick LLP





New York, New York
August 5, 1997